Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$1,064,372
Unrealized Gain (Loss) on Market Value of Commodity Futures	(1,000,518)
Dividend Income	84,062
Interest Income	182,880
Total Income (Loss)	$330,796

Expenses
General Partner Management Fees	$32,119
Professional Fees	13,109
Brokerage Commissions	621
Directors' Fees and insurance	1,630
License fees	802
Total Expenses	$48,281
Net Income (Loss)	$282,515

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/24	$63,990,283
Net Income (Loss)	282,515

Net Asset Value End of Month	$64,272,798
Net Asset Value Per Share (1,600,000 Shares)	$40.17

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596